Exhibit 99.1

First National Corporation Announces Second Quarter Earnings

STRASBURG, Va., July 23, 2019 --- First National Corporation (the “Company” or “First National”) (NASDAQ:FXNC) reported net income of $2.1 million, or $0.42 per diluted share, for the second quarter of 2019, compared to $2.5 million or $0.49 per diluted share for the second quarter of 2018. The decrease in net income resulted primarily from a $366 thousand increase in noninterest expense and a $200 thousand increase in the provision for loan losses, which were partially offset by a $134 thousand increase in net interest income.

Highlights for the second quarter of 2019:

•	Loan growth of $24.4 million during the quarter
•	Return on average equity of 11.76%
•	Return on average assets of 1.08%
•	Net interest margin of 3.88%
•	Nonperforming assets decreased to 0.23% of assets
•	Total assets reached $778.4 million

”We are pleased with second quarter results for the Company, specifically the pick-up in quality loan growth, the continued growth in wealth management assets and income, and the $19 million of deposit growth since year end,” said Scott Harvard, president and chief executive officer of First National. Harvard added, “While the net interest margin improved compared to the same quarterly period in 2018, the margin decreased compared to the linked quarter. We are concerned about the impact of an inverted yield curve on earnings over an extended period. Expenses for the quarter were also impacted by legal fees and marketing expenses related to strategic initiatives, and additional costs related to listing the Company’s stock on Nasdaq."

BALANCE SHEET

Total assets of First National increased $15.0 million to $778.4 million, compared to $763.4 million at June 30, 2018. The earning asset composition changed favorably as loans, net of the allowance for loan losses, increased $44.1 million, or 8%, while securities and interest-bearing deposits in banks decreased $31.0 million, or 17%.

Total deposits increased to $689.8 million, up from $686.5 million at June 30, 2018. The deposit portfolio composition remained relatively stable as noninterest-bearing deposits were 27% and 29% of total deposits at June 30, 2019 and 2018, respectively.

Shareholders’ equity increased $11.2 million to $72.8 million at June 30, 2019, compared to $61.6 million one year ago, primarily from an increase in retained earnings. Tangible common equity totaled $72.5 million at the end of the second quarter, an increase of 19% compared to $61.0 million at June 30, 2018. The Company’s wholly owned subsidiary, First Bank (the “Bank”), was considered well capitalized at June 30, 2019.

ANALYSIS OF THE THREE-MONTH PERIOD

Net interest income increased $134 thousand to $7.0 million for the quarter ended June 30, 2019, compared to $6.8 million for the second quarter of 2018. The increase resulted from a higher net interest margin and higher average earning asset balances. Average earning asset balances increased 1%, and the net interest margin increased 2 basis points to 3.88% for the quarter ended June 30, 2019, compared to 3.86% for the same period in 2018. The increase in the net interest margin resulted from a 23 basis point increase in the yield on average earning assets, which was partially offset by a 21 basis point increase in interest expense as a percent of average earning assets.

The higher yield on average earning assets was primarily attributable to an 11 basis point increase in the yield on loans and a 59 basis point increase in the yield on interest-bearing deposits in banks. The increase in interest expense was primarily attributable to higher interest rates paid on deposits, as the cost of total interest-bearing deposits increased by 30 basis points, which compared favorably to the 75 basis point increase in the target federal funds rate that occurred between the two periods.

Noninterest income decreased slightly to $2.0 million, compared to $2.1 million for the same period of 2018. The decrease was primarily attributable to a $69 thousand decrease in service charges on deposits and a $64 thousand decrease in other operating income. Other operating income decreased primarily as a result of revenue earned during the prior year from a settlement and release agreement related to brokerage services, which is no longer being earned in the current year. These decreases were partially offset by a $49 thousand, or 12%, increase in wealth management fees, and a $22 thousand increase in income from bank-owned life insurance.

Noninterest expense increased $366 thousand, or 6%, to $6.2 million, compared to the same period one year ago. The increase was primarily attributable to a $148 thousand, or 5%, increase in salaries and employee benefits, a $102 thousand increase in other operating expense, an $80 thousand increase in legal and professional fees, and a $78 thousand increase in marketing expense. The increase in other operating expense was attributable to additional costs of listing the Company’s common stock on the Nasdaq Capital Market stock exchange during the quarter, as well as higher education and training expenses. The increase in legal and professional fees resulted from legal costs related to strategic initiatives, and consulting expenses related to bank compliance testing and implementation of new accounting standards. The increase in marketing expense was also attributable to strategic initiatives. These increases were partially offset by a $40 thousand decrease in amortization expense and a $31 thousand decrease in FDIC assessments.

ANALYSIS OF THE SIX-MONTH PERIOD

Net interest income increased $486 thousand, or 4%, to $13.9 million for the six months ended June 30, 2019, compared to $13.4 million for the same period of 2018. The increase resulted from a higher net interest margin and higher average earning asset balances. Average earning asset balances increased 1%, and the net interest margin increased 10 basis points to 3.93% for the six months ended June 30, 2019, compared to 3.83% for the same period in 2018. The increase in the net interest margin resulted from a 30 basis point increase in the yield on average earning assets, which was partially offset by a 21 basis point increase in interest expense as a percent of average earning assets.

The higher yield on average earning assets was primarily attributable to a 20 basis point increase in the yield on loans and a 65 basis point increase in the yield on interest-bearing deposits in banks. The increase in interest expense was primarily attributable to higher interest rates paid on deposits, as the cost of total interest-bearing deposits increased by 29 basis points, which compared favorably to the 75 basis point increase in the target federal funds rate that occurred between the two periods.

Noninterest income decreased to $4.0 million, compared to $4.7 million for the same period of 2018. The decrease was primarily attributable to a $434 thousand decrease in income from bank-owned life insurance, a $258 thousand decrease in other operating income, and a $130 thousand decrease in service charges on deposits. These decreases were partially offset by a $79 thousand increase in wealth management fees.  The decrease in income from bank-owned life insurance resulted from a death benefit recorded in the first quarter of 2018. The decrease in other operating income was impacted by the termination of the Company’s pension plan and subsequent distribution of plan assets in the prior year, which resulted in a one-time increase in other operating income of $126 thousand during the first quarter of 2018, as well as revenue earned during the prior year from a settlement and release agreement related to brokerage services.

Noninterest expense increased $598 thousand, or 5%, to $12.3 million, compared to $11.7 million for the same period one year ago. The increase was primarily attributable to a $208 thousand, or 3%, increase in salaries and employee benefits, a $130 thousand increase in legal and professional fees, a $122 thousand increase in other operating expense, and a $110 thousand increase in marketing expense. The increase in legal and professional fees resulted primarily from legal costs related to an evaluation of strategic initiatives, an increase in investment advisory costs of the wealth management department, and consulting expenses related to bank compliance testing and implementation of new accounting standards. The increase in investment advisory expense correlated with the increase in wealth management revenue, when comparing the same periods.  The increase in other operating expense was attributable to costs of listing the Company’s common stock on the Nasdaq Capital Market stock exchange, as well as higher education and training expenses. The increase in marketing expense was attributable to strategic initiatives. These increases were partially offset by an $81 thousand decrease in amortization expense and a $44 thousand decrease in FDIC assessments.

ASSET QUALITY/LOAN LOSS PROVISION

The provision for loan losses totaled $200 thousand for the second quarter of 2019, compared to no provision for loan losses for the second quarter 2018. Net charge-offs totaled $151 thousand for the second quarter of 2019 compared to $233 thousand for the same period of 2018. The provision for loan losses recorded in the second quarter of 2019 was primarily a result of loan growth during the period. Nonperforming assets totaled $1.8 million, or 0.23% of total assets at June 30, 2019, compared to $2.4 million, or 0.31% of total assets, one year ago. The allowance for loan losses totaled $5.0 million, or 0.87% of total loans, and $5.0 million, or 0.95% of total loans, at June 30, 2019 and 2018, respectively.

The provision for loan losses totaled $200 thousand for the six-month period ended June 30, 2019, compared to $100 thousand for the same period in 2018. Net charge-offs totaled $214 thousand for the six months ended June 30, 2019 compared to $387 thousand for the same period of 2018.

FORWARD-LOOKING STATEMENTS

Certain information contained in this discussion may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements relate to the Company’s future operations and are generally identified by phrases such as “the Company expects,” “the Company believes” or words of similar import. Although the Company believes that its expectations with respect to the forward-looking statements are based upon reliable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that actual results, performance or achievements of the Company will not differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. For details on factors that could affect expectations, see the risk factors and other cautionary language included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, and other filings with the Securities and Exchange Commission.

ABOUT FIRST NATIONAL CORPORATION

First National Corporation (NASDAQ:FXNC) is the parent company and bank holding company of First Bank, a community bank that first opened for business in 1907 in Strasburg, Virginia. The Bank offers loan and deposit products and services through its website, www.fbvirginia.com, its mobile banking platform, a network of ATMs located throughout its market area, one loan production office, a customer service center in a retirement community, and 14 bank branch office locations located throughout the Shenandoah Valley and central regions of Virginia. In addition to providing traditional banking services, the Bank operates a wealth management division under the name First Bank Wealth Management. First Bank also owns First Bank Financial Services, Inc., which invests in entities that provide investment services and title insurance.

CONTACTS

Scott C. Harvard	M. Shane Bell
President and CEO	Executive Vice President and CFO
(540) 465-9121	(540) 465-9121
shavard@fbvirginia.com	sbell@fbvirginia.com

FIRST NATIONAL CORPORATION
Quarterly Performance Summary
(in thousands, except share and per share data)
	(unaudited) For the Quarter Ended
	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018
Income Statement
Interest income
Interest and fees on loans	$7,200	$6,996	$7,106	$6,917	$6,546
Interest on deposits in banks	133	110	105	88	186
Interest on securities
Taxable interest	696	737	771	797	776
Tax-exempt interest	159	156	153	156	156
Dividends on restricted securities	26	24	24	23	22
Total interest income	$8,214	$8,023	$8,159	$7,981	$7,686
Interest expense
Interest on deposits	$1,051	$922	$798	$702	$665
Interest on subordinated debt	90	89	91	91	89
Interest on junior subordinated debt	108	111	105	105	101
Interest on other borrowings	—	2	—	—	—
Total interest expense	$1,249	$1,124	$994	$898	$855
Net interest income	$6,965	$6,899	$7,165	$7,083	$6,831
Provision for loan losses	200	—	500	—	—
Net interest income after provision for loan losses	$6,765	$6,899	$6,665	$7,083	$6,831
Noninterest income
Service charges on deposit accounts	$715	$701	$814	$818	$784
ATM and check card fees	573	517	642	540	555
Wealth management fees	458	437	443	423	409
Fees for other customer services	153	175	154	143	151
Income from bank owned life insurance	99	103	97	107	77
Net gains (losses) on securities	—	—	(1)	—	—
Net gains on sale of loans	25	22	23	39	15
Other operating income	12	30	107	108	76
Total noninterest income	$2,035	$1,985	$2,279	$2,178	$2,067
Noninterest expense
Salaries and employee benefits	$3,375	$3,443	$3,306	$3,371	$3,227
Occupancy	401	438	424	387	387
Equipment	409	420	410	396	420
Marketing	239	141	155	123	161
Supplies	91	73	91	75	88
Legal and professional fees	303	241	343	229	223
ATM and check card expense	225	216	178	217	211
FDIC assessment	35	69	68	78	66
Bank franchise tax	136	130	117	118	118
Telecommunications expense	79	83	79	83	98
Data processing expense	179	173	173	168	170
Postage expense	44	48	51	42	42
Amortization expense	80	90	99	108	120
Other real estate owned expense, net	—	—	—	2	1
Net loss on disposal of premises and equipment	—	—	—	2	—
Other operating expense	634	533	587	551	532
Total noninterest expense	$6,230	$6,098	$6,081	$5,950	$5,864
Income before income taxes	$2,570	$2,786	$2,863	$3,311	$3,034
Income tax expense	484	525	542	635	583
Net income	$2,086	$2,261	$2,321	$2,676	$2,451

FIRST NATIONAL CORPORATION
Quarterly Performance Summary
(in thousands, except share and per share data)
	(unaudited) For the Quarter Ended
	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018
Common Share and Per Common Share Data
Net income, basic	$0.42	$0.46	$0.47	$0.54	$0.49
Weighted average shares, basic	4,963,737	4,960,264	4,957,055	4,955,162	4,952,712
Net income, diluted	$0.42	$0.46	$0.47	$0.54	$0.49
Weighted average shares, diluted	4,965,822	4,964,134	4,960,597	4,958,162	4,954,265
Shares outstanding at period end	4,964,824	4,963,487	4,957,694	4,956,925	4,953,356
Tangible book value at period end	$14.60	$13.97	$13.35	$12.72	$12.31
Cash dividends	$0.09	$0.09	$0.05	$0.05	$0.05

Key Performance Ratios
Return on average assets	1.08%	1.21%	1.22%	1.41%	1.29%
Return on average equity	11.76%	13.47%	14.15%	16.89%	16.23%
Net interest margin	3.88%	3.97%	4.05%	4.02%	3.86%
Efficiency ratio (1)	67.94%	67.23%	62.99%	62.68%	64.17%

Average Balances
Average assets	$773,574	$757,910	$753,112	$750,619	$762,626
Average earning assets	724,909	709,690	706,323	703,894	715,163
Average shareholders’ equity	71,124	68,089	65,077	62,882	60,592

Asset Quality
Loan charge-offs	$219	$228	$374	$295	$294
Loan recoveries	68	165	82	57	61
Net charge-offs	151	63	292	238	233
Non-accrual loans	1,775	1,915	3,172	2,738	2,330
Other real estate owned, net	—	—	—	—	68
Nonperforming assets	1,775	1,915	3,172	2,738	2,398
Loans 30 to 89 days past due, accruing	792	1,002	1,446	2,707	3,408
Loans over 90 days past due, accruing	19	133	235	261	549
Troubled debt restructurings, accruing	—	259	264	269	273
Special mention loans	2,610	1,910	2,078	2,718	3,988
Substandard loans, accruing	2,825	3,132	3,522	1,216	3,798

Capital Ratios (2)
Total capital	$82,078	$80,780	$74,697	$72,807	$71,026
Tier 1 capital	77,083	75,834	69,688	68,006	65,987
Common equity tier 1 capital	77,083	75,834	69,688	68,006	65,987
Total capital to risk-weighted assets	14.24%	14.49%	13.62%	13.25%	13.47%
Tier 1 capital to risk-weighted assets	13.37%	13.60%	12.71%	12.38%	12.52%
Common equity tier 1 capital to risk-weighted assets	13.37%	13.60%	12.71%	12.38%	12.52%
Leverage ratio	9.96%	10.01%	9.26%	9.07%	8.66%

FIRST NATIONAL CORPORATION
Quarterly Performance Summary
(in thousands, except share and per share data)
	(unaudited) For the Quarter Ended
	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018
Balance Sheet
Cash and due from banks	$12,354	$10,862	$13,378	$11,370	$13,501
Interest-bearing deposits in banks	10,716	31,833	15,240	10,068	27,762
Securities available for sale, at fair value	119,510	121,202	99,857	102,748	106,707
Securities held to maturity, at amortized cost	18,828	19,489	43,408	44,239	45,701
Restricted securities, at cost	1,701	1,701	1,688	1,590	1,590
Loans held for sale	675	200	419	516	1,195
Loans, net of allowance for loan losses	569,959	545,529	537,847	535,020	525,894
Other real estate owned, net of valuation allowance	—	—	—	—	68
Premises and equipment, net	20,182	20,282	20,066	19,557	19,633
Accrued interest receivable	2,163	2,143	2,113	2,138	2,073
Bank owned life insurance	17,193	17,094	13,991	13,894	13,787
Core deposit intangibles, net	302	382	472	571	679
Other assets	4,801	4,361	4,490	4,743	4,774
Total assets	$778,384	$775,078	$752,969	$746,454	$763,364

Noninterest-bearing demand deposits	$186,553	$189,261	$181,964	$186,293	$196,839
Savings and interest-bearing demand deposits	385,399	377,673	369,383	360,988	367,399
Time deposits	117,863	117,290	119,219	119,823	122,291
Total deposits	$689,815	$684,224	$670,566	$667,104	$686,529
Other borrowings	—	5,000	—	—	—
Subordinated debt	4,974	4,969	4,965	4,961	4,956
Junior subordinated debt	9,279	9,279	9,279	9,279	9,279
Accrued interest payable and other liabilities	1,507	1,878	1,485	1,459	952
Total liabilities	$705,575	$705,350	$686,295	$682,803	$701,716

Preferred stock	$—	$—	$—	$—	$—
Common stock	6,206	6,204	6,197	6,196	6,192
Surplus	7,566	7,515	7,471	7,438	7,346
Retained earnings	58,268	56,629	54,814	52,741	50,313
Accumulated other comprehensive income (loss), net	769	(620)	(1,808)	(2,724)	(2,203)
Total shareholders’ equity	$72,809	$69,728	$66,674	$63,651	$61,648
Total liabilities and shareholders’ equity	$778,384	$775,078	$752,969	$746,454	$763,364

Loan Data
Mortgage loans on real estate:
Construction and land development	$46,281	$48,948	$45,867	$42,982	$37,350
Secured by farmland	855	883	880	942	975
Secured by 1-4 family residential	225,820	217,527	215,945	211,938	211,101
Other real estate loans	236,515	220,513	218,673	223,961	223,387
Loans to farmers (except those secured by real estate)	1,006	806	1,035	937	476
Commercial and industrial loans (except those secured by real estate)	48,347	45,239	43,570	41,924	40,467
Consumer installment loans	11,572	11,890	12,061	12,301	12,315
Deposit overdrafts	208	204	275	249	231
All other loans	4,350	4,465	4,550	4,587	4,631
Total loans	$574,954	$550,475	$542,856	$539,821	$530,933
Allowance for loan losses	(4,995)	(4,946)	(5,009)	(4,801)	(5,039)
Loans, net	$569,959	$545,529	$537,847	$535,020	$525,894

FIRST NATIONAL CORPORATION
Quarterly Performance Summary
(in thousands, except share and per share data)
	(unaudited) For the Quarter Ended
	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018
Reconciliation of Tax-Equivalent Net Interest Income
GAAP measures:
Interest income – loans	$7,200	$6,996	$7,106	$6,917	$6,546
Interest income – investments and other	1,014	1,027	1,053	1,064	1,140
Interest expense – deposits	(1,051)	(922)	(798)	(702)	(665)
Interest expense – subordinated debt	(90)	(89)	(91)	(91)	(89)
Interest expense – junior subordinated debt	(108)	(111)	(105)	(105)	(101)
Interest expense – other borrowings	—	(2)	—	—	—
Total net interest income	$6,965	$6,899	$7,165	$7,083	$6,831
Non-GAAP measures:
Tax benefit realized on non-taxable interest income – loans	$10	$11	$11	$12	$11
Tax benefit realized on non-taxable interest income – municipal securities	42	41	42	41	41
Total tax benefit realized on non-taxable interest income	$52	$52	$53	$53	$52
Total tax-equivalent net interest income	$7,017	$6,951	$7,218	$7,136	$6,883

FIRST NATIONAL CORPORATION
Year-to-Date Performance Summary
(in thousands, except share and per share data)
	(unaudited) For the Six Months Ended
	June 30, 2019	June 30, 2018
Income Statement
Interest income
Interest and fees on loans	$14,196	$12,851
Interest on deposits in banks	243	346
Interest on securities
Taxable interest	1,433	1,456
Tax-exempt interest	315	301
Dividends on restricted securities	50	44
Total interest income	$16,237	$14,998
Interest expense
Interest on deposits	$1,973	$1,255
Interest on subordinated debt	179	178
Interest on junior subordinated debt	219	187
Interest on other borrowings	2	—
Total interest expense	$2,373	$1,620
Net interest income	$13,864	$13,378
Provision for loan losses	200	100
Net interest income after provision for loan losses	$13,664	$13,278
Noninterest income
Service charges on deposit accounts	$1,416	$1,546
ATM and check card fees	1,090	1,074
Wealth management fees	895	816
Fees for other customer services	328	304
Income from bank owned life insurance	202	636
Net gains on sale of loans	47	24
Other operating income	42	300
Total noninterest income	$4,020	$4,700
Noninterest expense
Salaries and employee benefits	$6,818	$6,610
Occupancy	839	787
Equipment	829	843
Marketing	380	270
Supplies	164	168
Legal and professional fees	544	414
ATM and check card expense	441	414
FDIC assessment	104	148
Bank franchise tax	266	233
Telecommunications expense	162	134
Data processing expense	352	332
Postage expense	92	103
Amortization expense	170	251
Other real estate owned expense (income), net	—	(22)
Other operating expense	1,167	1,045
Total noninterest expense	$12,328	$11,730
Income before income taxes	$5,356	$6,248
Income tax expense	1,009	1,110
Net income	$4,347	$5,138

FIRST NATIONAL CORPORATION
Year-to-Date Performance Summary
(in thousands, except share and per share data)
	(unaudited) For the Six Months Ended
	June 30, 2019	June 30, 2018
Common Share and Per Common Share Data
Net income, basic	$0.88	$1.04
Weighted average shares, basic	4,962,010	4,950,922
Net income, diluted	$0.88	$1.04
Weighted average shares, diluted	4,964,988	4,953,328
Shares outstanding at period end	4,964,824	4,953,356
Tangible book value at period end	$14.60	$12.31
Cash dividends	$0.18	$0.10

Key Performance Ratios
Return on average assets	1.14%	1.37%
Return on average equity	12.60%	17.33%
Net interest margin	3.93%	3.83%
Efficiency ratio (1)	67.59%	63.27%

Average Balances
Average assets	$766,054	$756,959
Average earning assets	717,341	710,083
Average shareholders’ equity	69,589	59,799

Asset Quality
Loan charge-offs	$447	$500
Loan recoveries	233	113
Net charge-offs	214	387

Reconciliation of Tax-Equivalent Net Interest Income
GAAP measures:
Interest income – loans	$14,196	$12,851
Interest income – investments and other	2,041	2,147
Interest expense – deposits	(1,973)	(1,255)
Interest expense – subordinated debt	(179)	(178)
Interest expense – junior subordinated debt	(219)	(187)
Interest expense – other borrowings	(2)	—
Total net interest income	$13,864	$13,378
Non-GAAP measures:
Tax benefit realized on non-taxable interest income – loans	$21	$21
Tax benefit realized on non-taxable interest income – municipal securities	83	80
Total tax benefit realized on non-taxable interest income	$104	$101
Total tax-equivalent net interest income	$13,968	$13,479

 (1) The efficiency ratio is computed by dividing noninterest expense excluding other real estate owned income/expense, amortization of intangibles, and gains and losses on disposal of premises and equipment by the sum of net interest income on a tax-equivalent basis and noninterest income, excluding gains and losses on sales of securities.  Tax-equivalent net interest income is calculated by adding the tax benefit realized from interest income that is nontaxable to total interest income then subtracting total interest expense. The tax rate utilized in calculating the tax benefit is 21%. See the tables above for tax-equivalent net interest income and reconciliations of net interest income to tax-equivalent net interest income.  The efficiency ratio is a non-GAAP financial measure that management believes provides investors with important information regarding operational efficiency.  Such information is not prepared in accordance with U.S. generally accepted accounting principles (GAAP) and should not be construed as such.  Management believes; however, such financial information is meaningful to the reader in understanding operational performance, but cautions that such information not be viewed as a substitute for GAAP.

(2) All capital ratios reported are for First Bank.